SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                   PSINet Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


         New York                                               16-1353600
--------------------------------------------------------------------------------
(State of Incorporation                                      (I.R.S. Employer
        or Organization)                                     Identification No.)


510 Huntmar Park Drive, Herndon, Virginia                       20170
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(Address of principal executive offices)                        (Zip Code)

If this form relates to the                        If this form relates to the
registration of a class                            registration of a class of
of securities pursuant to                          securities pursuant to
Section 12(b) of the                               Section 12(g)of the Exchange
Exchange Act and is effective                      Act and is effective pursuant
pursuant to General Instruction                    to General Instruction A.(d),
A.(c), please check the                            please check the following
following box. |_|                                 box. |X|
--------------------------------------------------------------------------------


Securities Act registration statement file number to which this form relates:
                                                                       333-75579
                                                                       ---------
                                                                 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class                    Name of Each Exchange on Which
       to be so Registered                    Each Class is to be Registered

--------------------------------            ------------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

              __% Series C Cumulative Convertible Preferred Stock
                                (Title of Class)

ITEM 1.      DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         See "Description of the Convertible Preferred Stock" in the Prospectus Supplement relating to the offering of PSINet Inc.'s __% Series C Cumulative Convertible Preferred Stock, which was filed on April 16, 1999 pursuant to Rule 424(b)(2) under the Securities Act of 1933, to the Prospectus dated April 12, 1999 contained in PSINet's Registration Statement on Form S-3, as amended (File No. 333-75579), declared effective on April 12, 1999, which description is incorporated herein by reference.

ITEM 2.      EXHIBITS

             The following exhibits are incorporated herein by reference to previous filings made by PSINet with the Securities and Exchange Commission.

Exhibit
Number       Exhibit Name
------       ------------
    3.1      Certificate of Incorporation, as amended

    3.2 Certificate of Amendment of Certificate of Incorporation dated April 25, 1995

    3.3      Certificate of Amendment of Certificate of Incorporation dated
             May 5, 1995

    3.4 Certificate of Amendment of Certificate of Incorporation dated November 11, 1995

    3.5 Certificate of Amendment of Certificate of Incorporation dated May 18, 1996

    3.6 Certificate of Amendment of Certificate of Incorporation dated as of November 6, 1997

    3.7 Certificate of Amendment of Certificate of Incorporation dated February 5, 1998

    3.8 Preliminary form of Certificate of Amendment of Certificate of Incorporation designating the ___% Series C Cumulative Convertible Preferred Stock

    3.9      Amended and Restated By-laws of PSINet

    4.1 Preliminary form of __% Series C Cumulative Convertible Preferred Stock Certificate

    4.2 Preliminary form of Deposit Agreement between PSINet and Wilmington Trust Company, as deposit agent

    4.3      Form of 10% Senior Notes due 2005, Series B

    4.4 Indenture dated as of April 13, 1998 between PSINet and Wilmington Trust Company, as Trustee

    4.5      Form of 11 1/2% Senior Notes due 2008, Series B

    4.6 Indenture dated as of November 3, 1998 between PSINet and Wilmington Trust Company, as Trustee

    4.7 First Supplemental Indenture dated as of November 12, 1998 between PSINet and Wilmington Trust Company, as Trustee

    4.8      Form of Common Stock Certificate

    4.9      Form of Common Stock Certificate (name change)

    4.10 Articles Fourth, Fifth, Sixth, Ninth and Tenth of the Certificate of Incorporation of PSINet, as amended

    4.11     Article I of the Amended and Restated By-laws of PSINet, as amended

    4.12 Form of Rights Agreement, dated as of May 8, 1996, between PSINet and First Chicago Trust Company of New York, as Rights Agent, which includes as Exhibit A - Certificate of Amendment; Exhibit B - Form of Rights Certificate; and Exhibit C - Summary of Rights to Purchase Shares of Preferred Stock

    4.13 Amendment No. 1, dated as of July 21, 1997, to Rights Agreement, dated as of May 8, 1996, between PSINet and First Chicago Trust Company of New York, as Rights Agent.

    4.14 Amendment No. 2, dated as of July 31, 1997, to Rights Agreement, dated as of May 8, 1996, between PSINet and First Chicago Trust Company of New York, as Rights Agent.

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:   April 27, 1999                          PSINET INC.

                                                 By: /s/  David N. Kunkel
                                                     ---------------------------
                                                    David N. Kunkel
                                                    Executive Vice President and
                                                      General Counsel

                                  EXHIBIT INDEX




Exhibit
Number   Exhibit Name                     Location
------   ------------                     --------
3.1      Certificate of Incorporation,    Incorporated by reference from Exhibit
         as amended                       3.1 to PSINet's Registration Statement
                                          on Form S-1 declared effective on May
                                          1, 1995 located under Securities and
                                          Exchange Commission File No. 33-90154
                                          ("May 1995 Registration Statement")

3.2      Certificate of Amendment of      Incorporated by reference from Exhibit
         Certificate of Incorporation     3.1 to PSINet's Quarterly Report on
         dated April 25, 1995             Form 10-Q for the quarter ended June
                                          30, 1995 located under Securities and
                                          Exchange Commission File No. 0-25812
                                          ("June 1995 10-Q")

3.3      Certificate of Amendment of      Incorporated by reference from Exhibit
         Certificate of Incorporation     3.2 to the June 1995 10-Q
         dated May 5, 1995

3.4      Certificate of Amendment of      Incorporated by reference from Exhibit
         Certificate of Incorporation     3.1 to PSINet's Quarterly Report on
         dated November 11, 1995          Form 10-Q for the quarter ended
                                          September 30, 1995 located under
                                          Securities and Exchange Commission
                                          File No. 0-25812 ("September 1995
                                          10-Q")

3.5      Certificate of Amendment of      Incorporated by reference from Exhibit
         Certificate of Incorporation     3 to PSINet's Quarterly Report on
         dated May 18, 1996               Form 10-Q for the quarter ended
                                          June 30, 1996 located under Securities
                                          and Exchange Commission File
                                          No. 0-25812  ("June 1996 10-Q")

3.6      Certificate of Amendment of      Incorporated by reference from Exhibit
         Certificate of Incorporation     3.1 to the September 1997 10-Q
         dated as of November 6, 1997

3.7      Certificate of Amendment of      Incorporated by reference from Exhibit
         Certificate of Incorporation     3.7 to PSINet's Annual Report on Form
         dated February 5, 1998           10-K for the fiscal year ended
                                          December 31, 1997 located under
                                          Securities and Exchange Commission
                                          File No. 0-25812 ("1997 Form 10-K")

3.8 Preliminary form of Certificate Incorporated by reference from Exhibit of Amendment of Certificate of 3.1 to PSINet's Current Report on Form Incorporation designating the 8-K dated April 27, 1999 located under
         ___%  Series C Cumulative        Securities and Exchange Commission
         Convertible Preferred Stock      File No. 0-25812 ("April 27, 1999
                                          8-K").

3.9      Amended and Restated             Incorporated by reference from Exhibit
         By-laws of PSINet                3.9 to PSINet's Annual Report on Form
                                          10-K for the fiscal year ended
                                          December 31, 1998 located under
                                          Securities and Exchange Commission
                                          File No. 0-25812

4.1      Preliminary form of __%          Incorporated by reference from Exhibit
         Series C Cumulative Convertible 4.1 to the April 27, 1999 8-K Preferred Stock Certificate

4.2      Preliminary form of Deposit      Incorporated by reference from
         Agreement between PSINet and     Exhibit 4.2 to the April 27, 1999 8-K
         Wilmington Trust Company,
         as deposit agent

4.3      Form of 10% Senior Notes due     Incorporated by reference from Exhibit
         2005, Series B                   4.1 to PSINet's Current Report on Form
                                          8-K dated April 22, 1998 located under
                                          Securities and Exchange Commission
                                          File No. 0-25812 ("April 22, 1998
                                          8-K")

4.4      Indenture dated as of            Incorporated by reference from Exhibit
         April 13, 1998 between PSINet    4.2 to the April 22, 1998 8-K
         and Wilmington Trust Company,
         as Trustee

4.5      Form of 11 1/2% Senior Notes     Incorporated by reference from Exhibit
         due 2008, Series B               4.7 to PSINet's Registration Statement
                                          on Form S-4 declared effective on
                                          February 16, 1999 located under
                                          Securities and Exchange Commission
                                          File No. 333-68385

4.6      Indenture dated as of            Incorporated by reference from Exhibit
         November 3, 1998 between PSINet  4.1 to PSINet's Current Report on Form
         and Wilmington Trust Company,    8-K dated November 3, 1998 located
         as Trustee                       under Securities and  Exchange
                                          Commission File No. 0-25812

4.7      First Supplemental Indenture     Incorporated by reference from Exhibit
         dated as of November 12, 1998    4.1 to PSINet's Quarterly Report on
         between PSINet and Wilmington    Form 10-Q for the quarter ended
         Trust Company, as Trustee        September 30, 1998 located under
                                          Securities and Exchange Commission
                                          File No. 0-25812

4.8      Form of Common Stock             Incorporated by reference from Exhibit
         Certificate                      4.5 to the May 1995 Registration
                                          Statement

4.9      Form of Common Stock             Incorporated by reference from Exhibit
         Certificate (name change)        4.1A to PSINet's Registration
                                          Statement on Form S-1 declared
                                          effective on December 14, 1995 located
                                          under Securities and Exchange
                                          Commission File No. 33-99610


4.10     Articles Fourth, Fifth, Sixth,   See Exhibits 3.2, 3.3, 3.4, 3.5, 3.6
         Ninth and Tenth of the           and 3.7
         Certificate of Incorporation
         of PSINet, as amended

4.11     Article I of the Amended and     See Exhibit 3.9
         Restated By-laws of PSINet,
         as amended

4.12     Form of Rights Agreement,        Incorporated by reference from Exhibit
         dated as of May 8, 1996,         1 to PSINet's Registration Statement
         between PSINet and First         on Form 8-A dated June 3, 1996 located
         Chicago Trust Company of         under Securities and Exchange
         New York, as Rights              Commission File No. 0-25812
         Agent, which includes as
         Exhibit A - Certificate of
         Amendment; Exhibit B - Form
         of Rights Certificate; and
         Exhibit C - Summary of Rights
         to Purchase Shares of
         Preferred Stock

4.13     Amendment No. 1, dated as of     Incorporated by reference from Exhibit
         July 21, 1997, to Rights         4.1.1 to PSINet's Current Report on
         Agreement, dated as of           Form 8-K dated August 1, 1997 located
         May 8, 1996, between PSINet      under Securities and Exchange
         and First Chicago Trust          Commission File No. 0-25812
         Company of New York,
         as Rights Agent.

4.14     Amendment No. 2, dated as of     Incorporated by reference from Exhibit
         July 31, 1997, to Rights         4.1.2 to PSINet's Current Report on
         Agreement, dated as of May 8,    Form 8-K dated August 20, 1997 located
         1996, between PSINet and First   under Securities and Exchange
         Chicago Trust Company of         Commission File No. 0-25812
         New York, as Rights Agent